UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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AMERISERV FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PROXY STATEMENT
GENERAL
MATTER NO. 1
ELECTION OF ASRV DIRECTORS
Nominees for Election as Class III Directors — Term Expires in 2010
Continuing Class II Directors — Term Expires in 2009
Continuing Class I Directors — Term Expires in 2008
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED
Outstanding Equity Awards at Fiscal Year-End
PENSION BENEFITS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006
DIRECTOR COMPENSATION FOR THE YEAR ENDED DECEMBER 31, 2006
MATTER NO. 2
WAIVER OF AGE RESTRICTION
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
FINANCIAL INFORMATION
DIRECTOR INDEPENDENCE AND TRANSACTIONS WITH RELATED PARTIES
OTHER MATTERS
SHAREHOLDER COMMUNICATIONS
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL MEETING OF SHAREHOLDERS
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT
AMERISERV FINANCIAL, INC.
P.O. BOX 430
JOHNSTOWN, PENNSYLVANIA 15907-0430
To Be Held April 24, 2007
Mailed to Security Holders March 19, 2007

AmeriServ Financial, Inc.
216 Franklin Street, P. O. Box 430
Johnstown, Pennsylvania 15907-0430
814-533-5158
March 19, 2007
Dear Fellow Shareholder:
     AmeriServ Financial, Inc.’s annual meeting of shareholders will be held on Tuesday, April 24, 2007, at 1:30 p.m., Eastern Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2996.
     The matters to be acted upon at the meeting are:
(a)	the election of five Class III directors;

(b)	the waiver of the director age restriction provision of the bylaws with respect to Craig G. Ford, a nominee for election as a director; and

(c)	such other matters as may properly come before the AmeriServ Financial, Inc. annual meeting or any adjournment thereof.
     Please review the enclosed material and sign, date and return the proxy card or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. Regardless of whether you plan to attend the annual meeting in person, please vote now so that the matters coming before the meeting may be acted upon.
     I look forward to seeing you at the annual meeting.
Respectfully yours,
Allan R. Dennison
President & Chief Executive Officer

AmeriServ Financial, Inc.
P. O. Box 430
Johnstown, Pennsylvania 15907-0430
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
March 19, 2007
To The Shareholders:
     NOTICE IS HEREBY GIVEN that, pursuant to the call of its directors, the annual meeting of shareholders of AmeriServ Financial, Inc. will be held at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2996, on Tuesday April 24, 2007, at 1:30 p.m., Eastern Time, for the purpose of considering and voting on the following matters:
1.	Election of five Class III directors for a term of three years from the date of election and until their successors shall have been elected and qualified (Matter No. 1);

2.	Waiver of the director age restriction provision of the bylaws with respect to Craig G. Ford, a nominee for election as a director (Matter No. 2); and

3.	Such other business as may properly come before the meeting or any adjournment thereof.
     Only those shareholders of record at the close of business on March 2, 2007, shall be entitled to notice of and to vote at the meeting. A proxy statement, a proxy card and a self-addressed postage prepaid envelope are enclosed. Please complete, sign and date the proxy card and return it promptly in the envelope provided or, if you prefer, vote by telephone or Internet by following the instructions on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.
     This notice, the accompanying proxy statement and form of proxy are sent to you by order of the board of directors.
Sharon M. Callihan,
Corporate Secretary
Johnstown, Pennsylvania
March 19, 2007

AMERISERV FINANCIAL, INC.
P.O. Box 430
Johnstown, Pennsylvania 15907-0430
PROXY STATEMENT
GENERAL
Introduction
     The board of directors of AmeriServ is soliciting proxies for use at our annual meeting of shareholders to be held on April 24, 2007, at 1:30 p.m., Eastern Time, at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, Pennsylvania 15901-2296. This proxy statement and enclosed proxy card are being mailed to shareholders on or about March 19, 2007. Our annual report for the year ended December 31, 2006, accompanies this proxy statement. It should not be regarded as proxy solicitation material. AmeriServ Financial, Inc. (which is sometimes referred to as “ASRV,” “we,” “us” or “our”) is the holding company for AmeriServ Financial Bank doing business as AmeriServ Financial (the “Bank”) and AmeriServ Trust & Financial Services Company.
Solicitation of Proxies
     We will bear the cost of soliciting proxies. In addition to the use of the mail, some of our directors and officers may solicit proxies, without additional compensation, in person, by telephone, telegram, or otherwise. We may make arrangements with banks, brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares held by them of record, and we may reimburse them for reasonable expenses they incur.
Voting Securities
     As of the close of business on the record date, March 2, 2007, there were outstanding                      shares of common stock, par value $2.50 per share, the only class of our capital stock of ASRV outstanding. Holders of record of our common stock as of the close of business on the record date are entitled to notice of and to vote at the annual meeting. Except with respect to the election of directors, each shareholder is entitled to one vote for each share held. Holders of our common stock are entitled to cumulate their vote in the election of directors.
     If you participate in our Dividend Reinvestment and Common Stock Purchase Plan, the proxy card included with this proxy statement represents the number of shares registered in your name and the number of shares, including fractional shares, credited to your Dividend Reinvestment and Common Stock Purchase Plan account.
     If you appropriately mark, sign and return the enclosed proxy card in time to be voted at the annual meeting, or if you vote by telephone or Internet in accordance with the instructions on the proxy card, the shares represented by the proxy will be voted in accordance with your instructions. Signed proxies not marked to the contrary will be voted “FOR” the election of the nominees for ASRV’s board of directors and “FOR” the waiver of the director age restriction provision of the bylaws with respect to Craig G. Ford, a nominee for election as a director.
Right of Revocation
     You may revoke your proxy at any time before it has been exercised by filing with the Corporate Secretary of ASRV an instrument of revocation or a duly executed proxy bearing a later date. If you attend the annual meeting, you may also revoke a previously granted proxy by voting in person at the meeting.
Quorum
     Under our bylaws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting.
Principal Shareholders
     The following table sets forth information regarding persons or entities that we believe own of record or beneficially, as of March 2, 2007, five percent or more of the outstanding shares of our common stock.

	Amount of	Percent of
Name and Address	Beneficial	Common
of Beneficial Owner	Ownership	Stock
Crestview Capital Master, LLC (1) 95 Revere Drive, Suite A Northbrook, Illinois 60062	1,177,760	5.33%

Dimensional Fund Advisors Inc. (2) 1299 Ocean Avenue — 11th Floor Santa Monica, California 90401	1,299,726	5.88%

Financial Stocks Capital Partners III L.P. (3) 441 Vine Street, Suite 507 Cincinnati, Ohio 45202	2,180,000	9.86%

Heartland Advisors, Inc. (4) 789 North Water Street Milwaukee, Wisconsin 53202	1,141,900	5.17%

Wellington Management Company, LLP (5) 75 State Street Boston, Massachusetts 02109	1,498,200	6.78%

(1)	Crestview Capital Master, LLC is a limited liability company engaged in the business of purchasing, selling, trading and investing in securities and other business interests.

(2)	Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trust and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 1,299,726 shares of our common stock as of December 31, 2006. The Funds own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities.

(3)	Financial Stocks Capital Partners III L.P. (“Financial”) is a private equity partnership. The general partner is an affiliate of Financial Stocks, Inc., a registered investment advisor.

(4)	Heartland Advisors provides investment advisory services to individuals, investment advisors, institutional and separate accounts.

(5)	Wellington Management Company, LLP is a private partnership, which focuses exclusively on the business of investment management.
MATTER NO. 1
ELECTION OF ASRV DIRECTORS
General
     Under our Articles of Incorporation, the total number of directors may be determined by either a resolution adopted by a majority vote of the directors then in office or by a resolution adopted by the shareholders at a meeting. The number of directors for 2007 has been set by the board at 16. The board has determined that all directors are independent, pursuant to the listing standards of The NASDAQ Global Market (“NASDAQ”), except Craig G. Ford, the non-executive Chairman of the Board and former President and CEO, and Allan R. Dennison, the current President and CEO of the Company, who are both disqualified by reason of their past or current employment relationship with ASRV. Under applicable NASDAQ listing rules, Mr. Ford will become independent on the third anniversary of his termination of employment by ASRV, which will occur on April 1, 2007.
     Our board of directors, as provided in our Articles of Incorporation, is divided into three classes, each being as nearly equal in number as possible. The directors in each class serve a term of three years each and until their successors are elected and have qualified. Under our bylaws, a person who is elected to fill a vacancy on the board of directors will serve as a director for the remaining term of office of the class to which he or she was elected.
Nominees and Continuing Directors
     The board of directors has fixed the number of directors in Class III at five and has nominated Daniel R. DeVos, James C. Dewar, Bruce E. Duke, III, M.D., Craig G. Ford, and

Kim W. Kunkle for election as Class III directors, each of whom will serve a three year term which will expire at the 2010 annual meeting of shareholders and until his successor is duly elected and has qualified. Directors DeVos, Dewar, Duke, Ford and Kunkle were elected by the shareholders at the 2004 annual meeting. The remaining directors will continue to serve in accordance with their previous election, with the terms of the Class I and Class II directors expiring in 2008 and 2009, respectively.
     Our bylaws permit nominations for election to the board of directors to be made by the board of directors or by any shareholder entitled to vote for the election of directors. All nominations for director to be made at the annual meeting by shareholders entitled to vote for the election of directors must be preceded by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of ASRV not less than 90 days nor more than 120 days prior to the annual meeting. Such notice must contain the following information:
•	the name and address of each proposed nominee;

•	the principal occupation of each proposed nominee;

•	the total number of shares of capital stock of ASRV that will be voted;

•	the total number of shares of capital stock of ASRV that will be voted for each proposed nominee;

•	the name and residence address of the notifying shareholder; and

•	the number of shares of capital stock of ASRV owned by the notifying shareholder.
     We have not received any notice of nomination for election as a director in connection with this year’s annual meeting. Any nomination that does not comply with the procedures required by the bylaws and any vote cast at the annual meeting for any candidate not duly nominated will be disregarded.
     With respect to the election of directors, each shareholder has the right to vote, for each share of our common stock held by the shareholder, such number of votes as shall be equal to the number of directors to be elected and the shareholder may cast the whole number of votes for one nominee or distribute them among two or more nominees. If a signed proxy contains no direction regarding the distribution of votes, the proxies will have authority to cumulate votes in their discretion, except to the extent that a shareholder withholds such authority on the form of proxy. The five persons receiving the highest number of votes cast at the annual meeting will be elected as Class III directors. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for purposes of the annual meeting, but will be counted for purposes of determining the presence of a quorum.
     Except as noted above, shares represented by proxies will be voted for the nominees listed, each of whom is now a director of ASRV and each of whom has expressed his or her willingness to serve, or for any substitute nominee or nominees designated by our board of directors in the event any nominee or nominees become unavailable for election. We have no reason to believe that any of the nominees will not serve if elected.
     The following tables set forth as to each of the nominees for election as a Class III director and as to each of the continuing Class I and Class II directors, his or her age, principal occupation and business experience, the period during which he or she has served as a director of ASRV, or an affiliate or predecessor, and other business relationships. There are no family relationships between any of the listed persons.
Nominees for Election as Class III Directors — Term Expires in 2010

			Directorship in
		Director	Other Reporting
Name and Principal Occupation (1)	Age	Since (2)	Companies
Daniel R. DeVos
President & CEO,
Concurrent Technologies Corporation	64	1991	None
James C. Dewar
President & CEO, Geo. C. Dewar, Inc.;
Retired President & CEO, Dewar’s Car World	69	1974	None
Bruce E. Duke, III, M.D.
Surgeon, Valley Surgeons, Inc.	63	1987	None
Craig G. Ford
Non-executive Chairman, AmeriServ Financial, Inc.	77	2003	None
Kim W. Kunkle
President & CEO, Laurel Holdings, Inc.	52	1984	None
     The board recommends that you cast your votes FOR the election of the above-named nominees to serve as Class III Directors.
Continuing Class II Directors — Term Expires in 2009

			Directorship in
		Director	Other Reporting
Name and Principal Occupation (1)	Age	Since (2)	Companies
J. Michael Adams, Jr.
Attorney-at-Law, Adams & Foley, LLC	45	2000	None
Edward J. Cernic, Sr.
President & CEO, Cernic Enterprises, Inc.	74	1998	None
Margaret A. O’Malley
Attorney-at-Law, Yost & O’Malley	47	1997	None

Directorship in
		Director	Other Reporting
Name and Principal Occupation (1)	Age	Since (2)	Companies
Mark E. Pasquerilla			Pennsylvania Real
Chairman & CEO, Crown Holding			Estate Investment
Company and Crown Hotel Holding Company;			Trust
Chairman, CEO & President, Crown American
Enterprises, Inc.	47	1997
Thomas C. Slater
Owner, President & Director, Slater Laboratories, Inc.	64	1980	None
Continuing Class I Directors — Term Expires in 2008

			Directorship in
		Director	Other Reporting
Name and Principal Occupation (1)	Age	Since (2)	Companies
Allan R. Dennison
President & Chief Executive Officer, ASRV	60	2005	None
James M. Edwards, Sr.
Retired President & Chief Executive Officer, WJAC,
Incorporated	67	1984	None
Very Rev. Christian R. Oravec
Minister Provincial of the Franciscan Friars	69	1990	None
Howard M. Picking, III
Chairman, The Picking Company;
Retired Chairman & CEO, Miller-Picking Corporation	69	1970	None
Sara A. Sargent
Owner/President, The Sargent’s Group	59	1996	None
Robert L. Wise
Retired President, Pennsylvania Electric Company,
GPU Genco, Inc., GPU International, Inc. and GPU
Energy, Inc.	63	1986	None

(1)	All directors and nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or predecessors for the past five years, except Directors Adams, Pasquerilla, Dennison, Oravec and Ford. Director Adams was a partner at Cipriani & Werner from 2002 to 2004, and prior to that, he was a partner at McGuireWoods LP. Director Pasquerilla was formerly Chairman, President and CEO of Crown American Realty Trust, which was purchased by Pennsylvania Real Estate Investment Trust. Prior to becoming President and CEO of ASRV in February 2004, Director Dennison served as President and CEO of Swineford National Bank from 2001 to 2004, and prior to that, he was Senior Vice President of Huntington National Bank. Until July 2004, Director Oravec was the President of St. Francis University. Prior to assuming the position of Chairman, Director Ford acted as an independent consultant to various banking institutions and continues to act in such capacity.

(2)	Reflects the earlier of the first year as a director of ASRV, the Bank, or Johnstown Savings Bank.
Security Ownership of Management
     The following table sets forth information concerning the number of shares of our common stock beneficially owned, as of March 2, 2007, by each present director, nominee for director, and each executive officer named in the Summary Compensation Table appearing below.

	Amount and
	Nature
	of Beneficial	Percent
Name of Beneficial Owner (1)	Ownership (2)	of Class
J. Michael Adams, Jr. (3)	62,284	*
Edward J. Cernic, Sr.	82,255	*
Allan R. Dennison	54,809	*
Daniel R. DeVos	9,285	*
James C. Dewar	93,216	*
Bruce E. Duke, III, M.D.	30,680	*
James M. Edwards, Sr.	38,267	*
Craig G. Ford	8,713	*
Dan L. Hummel	33,704	*
Kim W. Kunkle (4)	46,867	*
Gary M. McKeown	14,500	*
Margaret A. O’Malley (5)	249,301	1.1
Very Rev. Christian R. Oravec	7,660	*
Mark E. Pasquerilla (6)	343,194	1.5
Howard M. Picking, III (7)	52,628	*
Sara A. Sargent	123,187	*
Thomas C. Slater	39,792	*
Jeffrey A. Stopko	30,873	*
Ronald W. Virag	38,600	*
Robert L. Wise	45,560	*

Officers, Directors and
Nominees for Director as a Group (20 persons)	1,405,375	6.3

*	Less than 1%

(1)	Except as noted below, each of the identified beneficial owners, including the officers, directors and nominees for director, has sole investment and voting power as to all the shares beneficially owned with the exception of those held jointly by certain officers, directors and nominees for director with their spouses or directly by their spouses or other relatives.

(2)	Includes shares of our common stock that may be acquired within sixty (60) days of the Record Date upon the exercise of presently exercisable stock options that were granted under the 1991 Stock Option Plan and the 2001 Stock Incentive Plan as follows: 60,000, 12,900, 15,000, 15,900, 19,100, and 122,900 held by Messrs. Dennison, Hummel, McKeown, Stopko, Virag and the group, respectively.

(3)	Total number of shares includes J. Michael Adams, Jr. as voting trustee of 23,897 shares of our common stock held by Jerome M. Adams and Elizabeth Adams under a Voting Trust Agreement dated January 31, 2002.

(4)	Includes 19,203 shares held by Laurel Management Retirement Plan, of which Mr. Kunkle is a trustee and 3,000 shares held by Laurel Holdings, Inc., of which Mr. Kunkle is an officer and with respect to each has voting and investment power.

(5)	Total number of shares includes Margaret A. O’Malley as voting trustee of 105,248 shares of our common stock held by James F. O’Malley and Jean O’Malley under a Voting Trust Agreement dated March 3, 1997.

(6)	Includes 287,150 shares of our common stock held by Crown American Enterprises, Inc., of which Mark E. Pasquerilla is an officer and 45,500 shares held by Marenrico Partnership, of which Mr. Pasquerilla is one of the partners.

(7)	Includes 366 shares owned by The Picking Company, of which Mr. Picking is Chairman.
Section 16(a) Beneficial Ownership Reporting Compliance
     All reports required by Section 16(a) were filed on time.
Board and Committees
     The board of directors has various standing committees, including an audit committee, an executive committee, an investment/ALCO committee, a management compensation committee, and a nominating committee. Directors are expected to attend meetings of the board, meetings of the committees on which they serve and the ASRV annual meeting. During 2006, the board of directors held 12 meetings, the audit committee held 10 meetings, the executive committee held no meetings, the investment/ALCO committee held 4 meetings, the management compensation committee held 5 meetings, and the nominating committee held 2 meetings. Each director attended at least 75% of the combined total of meetings of the board of directors and of each committee of which he/she was a member. Each director attended ASRV’s 2006 annual meeting. There were 2 executive sessions of the board of directors excluding management.
     The executive committee serves as a resource for management to seek guidance on issues between regularly scheduled meetings or with respect to matters that generally do not warrant calling a special board meeting. In addition, from time to time the executive committee is asked to study strategic issues in greater depth than may be practical for the board as a whole. The executive committee is comprised of Directors Pasquerilla (Chair), O’Malley (Vice Chair), Adams, Cernic, Dewar, Kunkle, Picking, Sargent and Ford.
     The audit committee is comprised of Directors Dewar (Chair), O’Malley (Vice Chair), Adams, DeVos, Duke, Oravec, Picking, Sargent and Wise, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing requirements. Until March 31, 2006, Mr. Ford, who was not independent, served as a member of the audit committee and as the audit committee financial expert pursuant to a NASDAQ transition rule that allows a non-independent director to serve as an audit committee member and financial expert for two years. Commencing on April 1, 2006, the audit committee did not have a designated financial expert. We believe that an audit committee financial expert is not necessary because, on a composite basis, the members of the audit committee possess all of the attributes required of an audit committee financial expert. Nevertheless, under applicable NASDAQ listing requirements, Mr. Ford becomes independent three years after the date of his resignation as an employee, which occurred on March 31, 2004. Accordingly, the board of directors expects to appoint Mr. Ford to the audit committee effective as of April 1, 2007, at which time he will also be designated as the audit committee financial expert.
     The audit committee operates under a written charter and is responsible for the appointment, compensation, oversight, and termination of our independent auditors. The committee is required to pre-approve audit and certain non-audit services performed by the independent auditors. The committee also assists the board in providing oversight over the integrity of our financial statements, compliance with applicable legal and regulatory requirements and the performance of our internal audit function. The committee also is responsible for, among other things, reporting to our board on the results of the annual audit and reviewing the financial statements and related financial and non-financial disclosures included in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Importantly, from a corporate governance perspective, the audit committee regularly evaluates the independent auditors’ independence from ASRV and its management, including approving consulting and other legally permitted, non-audit services provided by our auditors and the potential impact of the services on the auditors’ independence. The committee meets periodically with our independent auditors and our internal auditors outside of the presence of management, and possesses the authority to retain professionals to assist it in meeting its responsibilities without consulting with management. The committee reviews and discusses with management earnings releases, including the use of pro forma information (if applicable). The committee also discusses with management and the independent auditors the effect of accounting initiatives. The committee also is responsible for receiving and retaining complaints and concerns relating to accounting and auditing matters.
     The nominating committee is comprised of Directors O’Malley (Chair), Cernic (Vice Chair), Adams, DeVos, Kunkle, Pasquerilla, Picking, Sargent and Slater, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing standards. The nominating committee is responsible for nominating individuals to stand for election as directors at the annual meeting of shareholders, assisting the board in the event of any vacancy on the board by identifying individuals qualified to become board members, recommending to the board qualified individuals to fill such vacancy, and recommending to the board, on an annual basis, nominees for each board committee. The committee has the responsibility to develop and recommend criteria for the selection of director nominees to the board, including, but not limited to diversity, age, skills, experience, and time availability (including consideration of the number of other boards on which the proposed director sits) in the context of the needs of the board and ASRV and such other criteria as the committee determines to be relevant at the time. The committee has the power to apply these criteria in connection with the identification of individuals to be board members, as well as to apply the standards for independence imposed by our listing agreement with NASDAQ and all applicable federal laws in connection with this identification process. The nominating committee considers potential candidates recommended by its members, management and others, including shareholders. In considering candidates recommended by shareholders, the committee will apply the same criteria it applies in connection with candidates recommended by the nominating committee. Shareholders may propose candidates to the nominating committee by delivering a notice to the nominating committee that contains the information required by Section 1.3 of our bylaws. In addition, shareholders may nominate persons directly for election as directors in accordance with the procedures set forth in Section 1.3 of our bylaws. A notice of any such nomination must contain all required information and must be mailed or delivered to our President not less than 90 days or more than 120 days prior to the annual meeting.
     The investment/ALCO committee is comprised of Directors Slater (Chair), Kunkle (Vice Chair), Dennison, Dewar, Edwards, Ford, Oravec, Pasquerilla, and Picking, and Chief Financial Officer Stopko. This committee is responsible for overseeing our investment policy and monitoring interest rate, liquidity and market risk.
     The management compensation committee is comprised of Directors O’Malley (Chair), Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking, Sargent and Slater, each of whom in the judgment of the board of directors is independent within the meaning of the NASDAQ listing standards. The management compensation committee is responsible for reviewing and making recommendations regarding executive compensation and board compensation. The committee’s processes and procedures for determining executive compensation are described below under “Compensation Discussion and Analysis.” The committee has the authority to establish the compensation of the principal executive officer and other key executives. The principal executive officer provides input regarding compensation for executive officers other than himself.
     The committee’s procedure for determining director compensation is to benchmark director compensation against compensation paid by peer financial institutions in our market area. The committee also encourages stock ownership by directors by paying the annual retainer amount in our common stock and by facilitating the use of monthly board fees to purchase of additional shares of our common stock.
     The committee’s charter does not provide authority for the committee to delegate its authority. The committee did not retain any compensation consultants with respect to establishing executive or director compensation for 2006.

Compensation Committee Interlocks And Insider Participation
     Directors O’Malley (Chair), Pasquerilla (Vice Chair), Adams, Cernic, DeVos, Dewar, Picking and Slater have served as members of the management compensation committee since July 2000, except for Director Sargent who joined the committee in 2006. Each member is excluded from participation in any plan administered by the management compensation committee while serving as a member, except for participation in the Independent Directors’ Annual Retainer Plan (the committee’s administration of which is limited to coordinating the payment of a predetermined retainer) and the 2001 Stock Incentive Plan, which was previously approved by shareholders on April 24, 2001.
     None of our executive officers serves as a member of the board of directors or on the compensation committee of any entity that has one or more executive officers serving on our board of directors or management compensation committee.
Compensation Discussion and Analysis
     Introduction. The Management Compensation Committee administers our executive compensation program. The committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs (including the stock option plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation generally, and for reviewing and making recommendations to the board with respect to director compensation. The President and Chief Executive Officer participates with respect to decisions concerning other executive officers of ASRV.
     The Management Compensation Committee operates under a charter adopted by the board of directors. The Management Compensation Committee annually reviews the adequacy of its charter and recommends changes to the board for approval. The Management Compensation Committee meets at scheduled times during the year and also acts upon occasion by written consent. The chair of the committee reports on committee activities and makes committee recommendations at meetings of the board of directors.
     Compensation Philosophy. Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management. Toward this end, the management compensation committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:
•	Emphasize the enhancement of shareholder value

•	Support the acquisition and retention of competent executives

•	Deliver the total executive compensation package in a cost-effective manner

•	Reinforce key business objectives

•	Provide competitive compensation opportunities for competitive results

•	Encourage management ownership of our common stock

•	Comply with applicable regulations
     The committee collects and analyzes comparative executive compensation information from relevant peer groups, approves executive salary adjustments, recommends executive discretionary incentive/bonus plans, and administers the ASRV 2001 Stock Incentive Plan. Additionally, from time to time, the committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning.
     The Committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors. Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to ASRV and its subsidiaries. Some national information is used for comparative compensation survey data, but most of the data is taken from a peer group of bank holding companies in the Northeast.
     Our executive compensation policy is designed to encourage decisions and actions that have a positive impact on the overall corporate performance. For that reason, participation is focused on executive officers who have the greatest opportunity to influence the achievement of strategic corporate objectives.
     ASRV utilizes two components of the executive compensation program to establish and maintain the desired relationship between executive pay and performance.
     The first component, the formal performance appraisal system, relates to annual salary adjustments. Quantitative and qualitative performance factors are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards. This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.
     The second component of ensuring the desired relationship between executive pay and performance relates to the committee’s role in administering the 2001 Stock Incentive Plan and recommending executive discretionary cash incentive/bonus awards. Cash and equity at-risk compensation awards are recommended by the committee to the board of directors when, in the judgment of committee members, such awards are justified by the performance of executive officers in relation to the performance of ASRV.
     The accounting and tax treatment of particular forms of compensation materially do not affect the committee’s compensation decisions. However, the committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.
     Components of Compensation. The elements of total compensation paid by ASRV to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this

Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:
•	Base salary;

•	Awards under our cash-based incentive compensation program;

•	Awards under our 2001 Stock Incentive Plan;

•	Benefits under our Pension Plan; and

•	Benefits under our health and welfare benefits plans.
1.	Base Salary. The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities. The committee reviews peer group data to establish a market-competitive executive base salary program, combined with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives. Salary income for each Named Executive Officer for calendar year 2006 is reported in Column 1 of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.

2.	Incentive Cash Compensation. ASRV has an established, written short-term incentive compensation plan that provides for cash awards and the 2001 Stock Incentive Plan that provides for the grant of stock options and restricted stock awards. The cash-based plan is designed to generally reward achievement of short-term performance goals.

3.	Incentive Stock Compensation. We use the grant of stock options and stock awards under our 2001 Stock Incentive Plan as the primary vehicle for providing long-term incentive compensation opportunities to its senior officers, including the Named Executive Officers. The Plan was adopted by the shareholders in 2001 and provides for the grant of qualified and non-qualified stock options to purchase shares of our common stock at a per share exercise price which is not less than 100% of the fair market value of such shares on the date that the option is granted. Accordingly, options granted under the Plan have no value unless the market price of the Company’s common stock increases after the date of grant. The plan also provides for the grant of restricted stock awards. The stock incentive plan is designed to provide at-risk (incentive) compensation that aligns management’s financial interests with those of our shareholders, encourages management ownership of our common stock, supports the achievement of corporate short and long-term financial objectives, and provides competitive equity reward opportunities. We have not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan. The number of shares underlying the option granted to each Named Executive Officer in 2006 is set forth in the Grants of Plan Based Awards Table and the dollar amount recognized as compensation cost for financial statement reporting purposes for calendar year 2006 with respect to each such option (determined in accordance with FAS 123R) is set forth in Column (e) of the Summary Compensation Table, each of which appears below. Information concerning the number of options held by each Named Executive Officer as of December 31, 2006 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table, which appear below.

4.	Pension Plan. ASRV maintains a defined benefit pension plan for the benefit of its employees, including our senior officers. Benefits under the plan are based upon an employee’s years of service and highest average compensation for a five year period. The 2006 increase in the actuarial present value of each Named Executive Officer’s accumulated benefit under the plan is set forth in Column (g) of the Summary Compensation Table which appears below and the actuarial present value of each Named Executive Officer’s accumulated benefit under the Plan and the aggregate number of years of service credited to each Named Executive Officer is set forth in the Pension Benefits Table which appears below.

5.	Health and Welfare Benefits. ASRV provides healthcare, life and disability insurance and other employee benefits programs to its employees, including its senior officers. The committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that ASRV is able to maintain a competitive position in terms of attracting and retaining officers and other employees. Our employee benefits plans are provided on a non-discriminatory basis to all employees.
     2006 Executive Officer Compensation. For 2006 the executive officers named in the Summary Compensation Table (the “Named Executive Officers”) received salaries that were intended to maintain their compensation at a competitive level.
•	Adjustments in 2006 base salary were extended to Named Executive Officers with the exception of Mr. Dennison, based upon each Named Executive’s annual performance review, an annual review of peer compensation, and the overall performance of the company. These adjustments are consistent with the company’s salary budget which is approved by the management compensation committee and becomes part of the overall budget approved annually by the board of directors. The Chief Executive Officer, Mr. Dennison, joined the company in 2004 and agreed in his employment agreement that he would receive no salary adjustment until calendar year 2008.

•	The board of directors granted a bonus paid one-half in shares of common stock and one-half in cash to Messrs. Dennison and Stopko for the successful completion of the capital offering in 2005 and the related termination of the Memorandum of Understanding with the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking.

•	In addition to the extraordinary bonuses paid in cash and stock described above, it has been ASRV’s practice to pay bonuses one-half in cash and one-half in stock.

The aggregate amount of shares awarded to all Named Executive Officers, including Mr. Dennison and Mr. Stopko as described above, was 9,830 shares.
     ASRV has paid country club dues and provided a car allowance for some of the Named Executive Officers, as shown in the Summary Compensation Table, because it believes that use of such facilities by the Named Executive Officers in the course of their employment (e.g., to visit or entertain ASRV’s customers and potential customers) is in ASRV’s interest and will further its business purposes. The Named Executive Officers are allowed to make personal use of country clubs and cars, which ASRV believes to be appropriate additional compensation in light of competitive standards and the performance of the Named Executive Officers.
     As part of its compensation program ASRV has entered into agreements with Messrs. Dennison, Virag, Hummel and Stopko pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control. The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment. See Employment Contracts and Payments Upon Termination or “Change in Control” below for a more detailed description of these events. ASRV believes that this structure will help: (i) assure the executives’ full attention and dedication to the company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.
     Restatement of Financial Statements. The committee is of the view that, to the extent permitted by law, it has authority to retroactively adjust any cash or equity-based incentive award paid to any senior officer (including any Named Executive Officer) where the award was based upon the achievement by ASRV of specified financial goals and it is subsequently determined following a restatement of our financial statements that the specified goals were not in fact achieved.
Compensation Committee Report
     The management compensation committee has reviewed and discussed with management the compensation discussion and analysis set forth above. Based on such review and discussions, the management compensation committee has recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2006, filed by us with the Securities and Exchange Commission.
Margaret A. O’Malley, Chair
Mark E. Pasquerilla, Vice Chair
J. Michael Adams, Jr.
Edward J. Cernic, Sr.
Daniel R. DeVos
James C. Dewar
Howard M. Picking, III
Sara A. Sargent
Thomas C. Slater

Compensation Paid to Executive Officers
     The following table sets forth information for the year ended December 31, 2006 concerning the compensation for services in all capacities to ASRV and its subsidiaries of our principal executive officer and our principal financial officer, as well as our other three most highly compensated executive officers (or executive officers of our subsidiaries). We refer to these individuals throughout this proxy statement as the “Named Executive Officers”.
SUMMARY COMPENSATION TABLE

						Changes in
						Pension Value
						and
					Non-Equity	Nonqualified
			Stock		Incentive	Deferred
	Salary	Bonus	Awards	Option	Plan	Compensation	All other
Name, Age and Principal Position	($)	($)(2)	(2)	Awards	Compensation	Earnings ($)	Compensation (1)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Allan R. Dennison, 60, President and CEO of ASRV and AmeriServ Financial Bank	300,000	25,000	25,000	0	0	51,808	21,255	423,063
Ronald W. Virag, 61, President and CEO of AmeriServ Trust and Financial Services Company	145,969	4,092 (3)	3,748 (3)	0	0	55,344	9,867	219,020
Jeffrey A. Stopko, 44 Senior Vice President and CFO of ASRV	136,444	10,000	10,000	0	0	14,190	264	170,898
Dan L. Hummel, 54 Senior Vice President Retail Banking and Marketing of AmeriServ Financial Bank	120,900	3,752	3,748	0	0	31,277	9,893	169,570
Gary M. McKeown, 62 Senior Vice President and Chief Lending Officer of AmeriServ Financial Bank	120,900	5,004	4,996	0	0	39,293	11,463	181,656

(1)	Includes (a) premiums we pay for life insurance policies with coverage limits above $50,000 for each of the Named Executive Officers; (b) country club dues for Messrs. Dennison, Hummel, McKeown and Virag; and (c) allowance for personal car use for Messrs. Dennison, Hummel, McKeown, and Virag.

(2)	The Board of Directors granted a bonus paid one-half in shares of common stock and one-half in cash to Messrs. Dennison and Stopko for the successful completion of the capital offering in 2005 and the related termination of the Memorandum of Understanding with the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking. Messrs. Hummel and McKeown were awarded bonuses by Mr. Dennison in his capacity as President and CEO.

(3)	A portion of this amount represents amount paid to Mr. Virag under the ASRV Trust and Financial Services Company Incentive Plan.
Grants of Plan-Based Awards Table
     The following table sets forth information concerning grants of awards pursuant to plans made to the Named Executive Officers during the year ended December 31, 2006. AmeriServ does not maintain a non-equity or equity plan that provides for payments based upon achievement of threshold, target and maximum goals.
GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED
DECEMBER 31, 2006

									All
									Other
								All Other	Option		Grant Date
								Stock	Awards:		Fair Value
								Awards:	Number	Exercise	of Stock
								Number	of	or Base	And
								of Shares	Securities	Price of	Option
		Estimated Future Payouts Under			Estimated Future Payouts Under			of Stock	Underlying	Option	Awards
	Grant	Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			or Units	Options	Awards	($/Sh)
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	(#)	(#)	($/Sh)	($)

Allan R. Dennison	10/30/06	—	—	—	—	—	—	2,747	—	—	12,604
	10/31/06							2,502			11,709
Ronald W. Virag	5/9/06	—	—	—	—	—	—	736	—	—	3,748
Jeffrey A. Stopko	10/23/06	—	—	—	—	—	—	1,610	—	—	7,316
	10/26/06							518			2,367
Dan L. Hummel	5/9/06	—	—	—	—	—	—	736	—	—	3,748
Gary M. McKeown	5/9/06	—	—	—	—	—	—	981	—	—	4,996

Outstanding Equity Awards at Fiscal Year-End
     The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2006. No stock awards are unvested.
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive			Number	Market	Awards:	Market or
			Plan			of	Value of	Number of	Payout
			Awards:			Shares	shares	Unearned	Value of
	Number of	Number of	Number of			or Units	or Units	Shares,	Unearned
	Securities	Securities	Securities			of Stock	of Stock	Units or	shares,
	Underlying	Underlying	Underlying			That	that	Other	Units or
	Unexercised	Unexercised	Unexercised	Option		Have	Have	Rights That	Other Rights
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	That Have
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
Allan R. Dennison	40,000	20,000 (1)		6.10	2014	—	—	—	—
Ronald W. Virag	19,100	0		4.86	2010	—	—	—	—
Jeffrey A. Stopko	10,900	0		4.86	2010	—	—	—	—
	5,000			5.10	2012
Dan L. Hummel	12,900	0		4.86	2010	—		—	—
Gary M. McKeown	5,000	0		2.31	2012	—	—	—	—
	2,500			3.49	2013
	7,500			4.50	2013

(1)	Under Mr. Dennison’s employment agreement he was granted an option to acquire 60,000 shares of our common stock that vested in three equal annual installments. The last installment vested on February 10, 2007 but because this table is as of December 31, 2006, the last installment is shown as unvested.

Option Exercises and Stock Vested
     No stock options were exercised and no stock awards of any kind vested in 2006.
Pension Benefits
     The following table sets forth information concerning plans that provide for payments or other benefits at, following, or in connection with, retirement for each Named Executive Officer.
PENSION BENEFITS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006

		Number of	Present Value
		Years of	of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit($)(1)	Fiscal Year ($)
Allan R. Dennison(2)	Defined Benefit Plan	3	135,029	0
Ronald W. Virag	Defined Benefit Plan	12	450,949	0
Jeffrey A. Stopko	Defined Benefit Plan	20	83,784	0
Dan L. Hummel	Defined Benefit Plan	13	147,190	0
Gary M. McKeown(3)	Defined Benefit Plan	4	150,122	0

(1)	The present value of accumulated benefits were calculated with the following assumptions. Retirement occurs at age 65. At that time, the participants take a lump sum based on the accrued benefit as of December 31, 2006. The lump sum is calculated using an interest rate of 6.00% and the 1994 Group Annuity Reserving Table as described in Revenue Ruling 2001-62. The lump sum is discounted to December 31, 2006 at a rate of 6.00% per year.

(2)	Mr. Dennison is not vested in the retirement plan until he reaches 5 years of service.

(3)	Mr. McKeown has 4 years of current credited service under the defined benefit plan and 17 years of total credited service under the defined benefit plan. Mr. McKeown was an employee of ASRV from July 8, 1986 to December 31, 1999. He was rehired as a Senior Vice President on October 1, 2002.

     Benefits described in the foregoing table relate to a qualified defined benefit retirement plan. Remuneration for pension benefit purposes is total cash remuneration paid to an employee for a calendar year, including base salary, wages, commissions, overtime, bonuses and any other form of extra cash compensation and any pre-tax contributions under a “qualified cash or deferred arrangement” (as defined in Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations) or under a “cafeteria plan” (as defined in Section 125 of the Code and applicable regulations). (Effective for retirements on or after January 1, 1994, annual compensation for plan purposes could not exceed $150,000, plus any increases indexed to cost of living adjustments. Employees with compensation exceeding $150,000 in years before 1994 may have larger “preserved benefits.” Due to the Economic Growth and Tax Relief Reconciliation Act of 2001, the annual compensation limit increased to $200,000, plus any increases indexed to cost of living adjustments.) An employee’s benefit is determined on the basis of Final Average Compensation, which means the average annual compensation received by an employee in the five consecutive years out of the ten ending before the employee’s termination of employment for which the average is highest.
     Messrs Virag and McKeown are eligible for early retirement as of December 31, 2006, because they are at least 55 and have 10 years of credited service. The lump sum early retirement benefit is calculated using an interest rate of 6.00% and the 1994 Group Annuity Reserving Table as described in Revenue Ruling 2001-62. The lump sum is discounted to December 31, 2006 at a rate of 6.00% per year. Assuming a December 31, 2006 retirement, the present value of accumulated plan benefits for Mr. Virag and Mr. McKeown are $396,231 and $131,024, respectively.
     Retirement benefits under the Plan are paid for the life of the employee with a right of survivorship with respect to ten years of post-retirement benefits. Other optional forms of benefit are available in actuarially equivalent amounts.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
     ASRV does not maintain a nonqualified defined contribution or other plan for Named Executive Officers.
Employment Contracts and Payments Upon Termination or Change in Control
     Mr. Dennison entered into an employment agreement with ASRV on January 16, 2004. The employment agreement provides for a five-year term, subject to the ability of either party to terminate the agreement upon 60 days’ notice. Under the agreement, Mr. Dennison is paid a base salary of $300,000 and he has agreed that this salary will not be adjusted for merit increases until calendar year 2008. In addition, Mr. Dennison received reimbursement for his moving expenses. Pursuant to the employment agreement, on February 10, 2004, Mr. Dennison was granted an option to acquire 60,000 shares of our common stock at an exercise price of $6.10 per share. This option vests in three equal annual installments beginning February 10, 2005. Mr. Dennison is eligible to participate in executive and other employee benefits offered by ASRV, including all retirement and welfare plans, subject to normal eligibility and vesting provisions.

     During the initial three years of the employment agreement, if there was a change in control of ASRV and if Mr. Dennison is terminated or there is a reduction in title, responsibility, base salary or employee benefits, his participation in any bonus plan is eliminated or reduced or we assign him duties inconsistent with his position or we otherwise breach the agreement, Mr. Dennison is entitled to be paid an amount equal to 2.99 times the average calendar year salary and bonus he was paid during his employment in 36 equal monthly installments. Alternatively, Mr. Dennison may elect to receive a lump sum payment equal to 75% of this amount. If the termination or other triggering event had occurred on December 31, 2006, Mr. Dennison would have been entitled to receive $ 1,029,367.08 in 36 monthly installments of $28,593.53 commencing six months after termination. Mr. Dennison also would be entitled to participate in our retirement and welfare plan benefits for three years after termination or, if participation is not permitted under the terms of the relevant plan, receive cash in an amount equal to the cost of the benefit forfeited. Any amount paid or benefit conferred by ASRV pursuant to Mr. Dennison’s employment agreement or pursuant to any other plan or arrangement as a result of a change in control is subject to the limitation that ASRV will reduce the amount paid or benefit conferred so that no portion of the payment or benefit would be subject to excise tax under Section 4999 of the Code. Mr. Dennison will be permitted to select which payment or benefit to reduce in order to meet this requirement. There are no other conditions to payment, such as a non-compete agreement.
     If ASRV terminates Mr. Dennison other than for cause and prior to any change in control, Mr. Dennison will be paid his base salary and be entitled to benefits coverage for the remainder of the term of the employment agreement, but in no event for less than two years. If the termination other than for cause prior to a change in control had occurred on December 31, 2006, Mr. Dennison would have been entitled to receive approximately $633,699 in base salary payable in accordance with our normal payroll practices and continued benefits coverage for the remainder of the term of the agreement. The obligation to provide this severance benefit is conditioned upon the execution by Mr. Dennison of an Agreement and Release that obligates Mr. Dennison to cooperate with ASRV with respect to post-separation matters and releases ASRV from any liability in connection with his employment or termination of employment.
     In 1994, ASRV entered into Change in Control Agreements (the “Agreements”) with Ronald W. Virag and in 2002 with Dan L. Hummel and Jeffrey A. Stopko, pursuant to which we agree to provide the executives with severance benefits upon the occurrence of certain enumerated events, which we call “triggering events”, following a change in control of ASRV. The triggering events are involuntary termination, reduction in title, responsibility, base salary or employee benefits, his participation in any bonus plan is eliminated or reduced, or we assign him duties inconsistent with his position or we otherwise breach the agreement. Each Agreement has a term of three years and is subject to an automatic one year extension on each anniversary date, unless either party gives notice to the other of an intention not to renew. Upon the occurrence of a triggering event following a change in control, Messrs. Virag, Hummel and Stopko would be entitled to receive approximately 1.0 times their combined salary and bonus, which will be determined by reference to the average of the executive’s combined salary and bonus in the preceding five years. If a triggering event had occurred on December 31, 2006, Messrs. Virag, Hummel and Stopko would have been entitled to receive $148,942, $113,205 and $134,001, respectively. The executives, in their discretion, may elect to receive these payments in a lump sum or on a monthly installment basis over a period of twelve months. The Agreements also entitle the executives to continued participation in the employee benefits plans of ASRV for a period of one year. In addition, the Agreements provide that options held by the executives to acquire our common stock, to the extent not currently exercisable, will become immediately exercisable upon the occurrence of a triggering event following a change in control and may be exercised by the executives at any time prior to the earlier of the expiration date of the options or 90 days after the executive’s termination. As of December 31, 2006, none of the executives had any unvested options. The obligation to provide this severance benefit is conditioned upon the execution by the executive of an agreement that releases ASRV from any liability in connection with his employment or termination of employment.
Compensation of Directors
     The following table sets forth information concerning compensation paid or accrued by ASRV and the Bank to each member of the board of directors during the year ended December 31, 2006.
DIRECTOR COMPENSATION
FOR THE YEAR ENDED DECEMBER 31, 2006

					Change in
					Pension Value
					and
				Non-Equity	Nonqualified
	Fees Earned or	Stock		Incentive Plan	Deferred	All Other
	Paid in Cash	Awards	Option	Compensation	Compensation	Compensation	Total
Name	($)	($)	Awards ($)	($)	Earnings	($)	($)
J. Michael Adams, Jr.(1)	—	21,349	—	—	—	—	21,349
Edward J. Cernic, Sr.(1)	—	29,749	—	—	—	—	29,749
Daniel R. DeVos(2)	26,449	6,000	—	—	—	—	32,449
James C. Dewar	13,409	6,000	—	—	—	—	19,049
Bruce E. Duke, III, M.D.(1)	—	15,799	—	—	—	—	15,799
James M. Edwards, Sr.	10,649	6,000	—	—	—	—	16,649
Craig G. Ford	68,000	25,000 (3)	—	—	—	—	93,000
Kim W. Kunkle	22,149	6,000	—	—	—	—	28,149
Margaret A. O’Malley	11,849	6,000	—	—	—	—	17,849
Very Rev. Christian R. Oravec	13,599	6,000	—	—	—	—	19,599
Mark E. Pasquerilla	20,649	6,000	—	—	—	—	26,649
Howard M. Picking, III	16,149	6,000	—	—	—	—	22,149
Sara A. Sargent(1)	—	27,799	—	—	—	—	27,799
Thomas C. Slater	23,849	6,000	—	—	—	—	29,849
Robert L. Wise(1)	—	21,349	—	—	—	—	21,349

(1)	All non-employee directors (other than the chairman) receive an annual retainer of $6,000 payable in shares of our common stock. Board meeting and committee meeting attendance fees are paid in cash. However, directors Adams, Cernic, Duke, Sargent and Wise have directed ASRV to apply all board fees that would otherwise be received in cash to the purchase of shares of our common stock.
(2) Director DeVos has elected to defer all board fees that would otherwise be received in cash.
(3) Director Ford received a cash award of $20,000 and a stock award of 5,246 shares of ASRV common stock, having a value of $25,000, as an additional director fee because he was an important participant in the successful completion of the 2005 capital offering and the subsequent termination in 2006 of the Memorandum of Understanding between ASRV and the Federal Reserve Bank of Philadelphia and the Pennsylvania Department of Banking.
     Executive officers who are directors or members of committees of the board of directors or any of our subsidiaries receive no compensation for serving in such positions. In 2006, each non-employee director (other than the chairman) received a retainer of $6,000 payable in shares of our common stock. In 2006, all ASRV and Bank board meetings were held jointly but with separate agendas and minutes. Directors were paid a fee of $450 for their attendance at each joint ASRV and Bank board meeting. Directors were paid a fee of $400 for their attendance at certain committee meetings of the ASRV board of directors. However, directors frequently were not compensated for specially-called committee meetings, telephonic meetings or committee meetings convened for a limited purpose, such as the audit committee’s review of quarterly earnings releases. Beginning in April of 2004, Mr. Craig Ford assumed the position of non-executive Chairman of ASRV and he receives a monthly retainer of $4,000 for his services in that capacity. Certain non-employee directors of ASRV also are directors of the Bank and directors of AmeriServ Trust and Financial Services Company (the “Trust Company”). Directors serving on the board of directors of the Trust Company were compensated for their services by the payment of a fee of $450 for each board of directors meeting attended. A fee of $400 was paid for certain Bank and certain Trust Company committee meetings attended, but directors frequently were not compensated for specially-called committee meetings, telephonic meetings or committee meetings convened for a limited purpose.
MATTER NO. 2
WAIVER OF AGE RESTRICTION
     Section 2.12 of our bylaws provides that no person shall be eligible for election or re-election to the board of directors if he has reached the age of 75 years at the time of such election or re-election. The board of directors has nominated Craig G. Ford for re-election as a Class III Director. Mr. Ford has reached the age of 75. Because the board of directors believes that it is in our best interests for Mr. Ford to continue to serve as a director, it is asking the shareholders to waive the age restriction in Section 2.12 of the bylaws as it relates to Mr. Ford’s re-election at the annual meeting.
     The board has determined that Mr. Ford’s re-election as a director is in the best interest of ASRV and its shareholders because of Mr. Ford’s many years of banking experience, especially in his role as a consultant to banks undergoing a management and financial performance transformation. As a result of this experience, he is familiar with issues affecting community banks and has been instrumental in the implementation of the turnaround strategy that we adopted in 2003. The board believes that his continued service will enhance our ability to develop and implement a strategy centered on community banking that will produce consistent future earnings.
     With respect to this proposal, each shareholder has the right to one vote for each share of our common stock held. Approval of the proposal requires the affirmative vote of a majority of the shares of our common stock represented at the annual meeting. Abstentions and broker non-votes will not constitute or be counted as “votes” cast for the proposal and, accordingly, will have the same effect as a negative vote.
     The board recommends that you cast your vote FOR the waiver of the age restriction.
AUDIT COMMITTEE REPORT
     The audit committee has reviewed the audited financial statements of ASRV for the fiscal year ended December 31, 2006, and discussed them with management and our independent accountants, S. R. Snodgrass, AC. The audit committee also has discussed with the independent accountants the matters required to be discussed by the U.S. Statement of Auditing Standards No. 61.
     The audit committee has received from the independent accountants the written disclosures and letter required by the U.S. Independence Standards Board Standard No. 1 as adopted by the Public Company Accounting Oversight Board in Rule 3600T and the audit committee has discussed the accountants’ independence from ASRV and management with the accountants. Furthermore, the audit committee has considered whether the fees paid by ASRV to S. R. Snodgrass, AC and described below are compatible with maintaining Snodgrass’ independence from ASRV. Based on the review and discussions described above, the audit committee recommended to the board of directors that ASRV’s audited financial statements for the fiscal year ended December 31, 2006, be included in ASRV’s Annual Report for that fiscal year.
James C. Dewar (Chair)
Margaret A. O’Malley (Vice Chair)
J. Michael Adams, Jr.
Daniel R. DeVos
Bruce E. Duke, III, M.D.
Very Rev, Christian R. Oravec
Howard M. Picking, III
Sara A. Sargent
Robert L. Wise

INDEPENDENT PUBLIC ACCOUNTANTS
     S. R. Snodgrass, AC has audited our financial statements for the calendar year ended December 31, 2006, and the report on such financial statements appears in the Annual Report to Shareholders.
     Representatives of S. R. Snodgrass, AC are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
     On May 17, 2006, the Audit Committee of the board of directors of ASRV approved the dismissal of Deloitte & Touche LLP as our principal accountants and appointed S.R. Snodgrass, AC as our principal accountants. The Audit Committee approved the change primarily for cost and level of service reasons.
     During the years ended December 31, 2005 and 2004, and the subsequent period through the date of this report, there were (1) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with Deloitte’s report on our financial statements for the years ended December 31, 2005 and 2004, or (2) no “reportable event” (as defined in Item 304(a)(1)(v) of regulation S-K) has been disclosed in connection with Deloitte’s report on our financial statements for the years ended December 31, 2005 and 2004. Further, the audit reports of Deloitte on the consolidated financial statements of ASRV as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
     The audit report of Deloitte on the consolidated financial statements of ASRV as of and for the year ended December 31, 2005 and on the effectiveness of our internal control over financial reporting as of December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
     We requested Deloitte to furnish a letter, addressed to the Securities and Exchange Commission, stating whether it agreed with the above statements. A copy of that letter was filed with the Securities and Exchange Commission on May 31, 2006, in which Deloitte stated that it agreed with the above statements.
     During our two most recent fiscal years ended December 31, 2005 and December 31, 2004, and prior to engagement of Snodgrass, we did not consult with Snodgrass regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements or (2) any other matters excluding work associated with compliance with Sarbanes-Oxley Section 404.
Fees of Independent Auditors
     The following table sets forth the aggregate fees billed to us by Deloitte & Touche, LLP and S. R. Snodgrass, AC for the fiscal years ended December 31, 2005, and December 31, 2006.

December 31, 2005

	S.R. Snodgrass	Deloitte & Touche
Audit Fees	$0	$1,221,916
Audit-Related Fees	$9,926	$51,400
Tax Fees	$0	$53,900
All Other Fees	$305,058	$0
     In 2005, the line item above entitled “Audit Fees” included $445,000 in core audit fees, $585,800 in expenses associated with the Sarbanes-Oxley Act and expenses associated with the 2005 capital offering that amounted to $191,116. The line item above entitled “Audit-Related Fees” included audits performed by Deloitte & Touche of the ERECT and BUILD Fund which are specialty union funds managed by the Trust Company. The line item above entitled “All Other Fees” represents amounts paid to S.R. Snodgrass for assistance provided during the Sarbanes-Oxley compliance process in 2005.
December 31, 2006

	S.R. Snodgrass	Deloitte & Touche
Audit Fees	$176,274	$203,151
Audit-Related Fees	$53,591	$74,415
Tax Fees	$0	$52,000
All Other Fees	$6,546	$0
     In 2006, the line item above entitled “Audit Fees” included $120,594 in core audit fees and $32,000 in expenses associated with Sarbanes-Oxley Act. There was also $9,000 paid to S.R. Snodgrass for its audit of the AmeriServ Financial 401(k) profit sharing plan. The line item above entitled “Audit-Related Fees” included expense primarily associated with the SAS 70 Report issued by AmeriServ Trust & Financial Services Company.
     Tax fees included tax compliance services rendered based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings and consisted of federal, state and local income tax return assistance and assistance with tax audits and appeals.
     The audit committee may, from time to time, grant pre-approval to those permissible non-audit services classified as “all other fees” that it believes are routine and recurring services, and would not impair the independence of the auditor. The audit committee has not currently pre-approved any such services.
     A list of the SEC’s prohibited non-audit services is attached to the pre-approval policy. The SEC’s rule and relevant guidance will be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.
     The pre-approval fee levels for all services to be provided by S. R. Snodgrass & Company will be established annually by the audit committee. Any proposed services exceeding these levels will require specific pre-approval by the audit committee. The approved pre-approval fee level for audit services for fiscal year 2006 was $10,000.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services by Independent Auditors
     The audit committee pre-approves all audit and legally permissible non-audit services provided by the independent auditors in accordance with the pre-approval policies and procedures adopted by the audit committee at its November 2, 2006 meeting. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approved services include pre-approval of non-prohibited services for a limited dollar amount. The audit committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the audit committee at the next scheduled meeting. All services performed by S. R. Snodgrass & Company in 2006 were pre-approved in accordance with the pre-approval policy.
Corporate Governance Documents
     A copy of our Code of Ethics and Legal Code of Conduct, our Code of Ethics for the Chief Executive Officer and Senior Financial Officers and the charters of our audit committee, nominating committee, and management compensation committee are available on our website under Investor Relations at www.ameriservfinancial.com and any shareholder may obtain a printed copy of these documents by writing to Investor Relations, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430, by e-mail at info@ameriservfinancial.com or by calling Investor Relations at (814) 533-5310.
FINANCIAL INFORMATION
     Requests for printed financial material (including our annual reports, Forms 10-K, 10-Q and Call Reports) should be directed to Jeffrey A. Stopko, Senior Vice President and Chief Financial Officer, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430, telephone (814) 533-5310.
DIRECTOR INDEPENDENCE AND TRANSACTIONS WITH RELATED PARTIES
Director Independence
     The board of directors of ASRV undertakes a formal review of director independence semi-annually. This process consists of an oral question and answer session at a board meeting at which all directors hear the responses of each director and have an opportunity to evaluate the facts presented. As part of this question and answer session, each director is asked to confirm that there are no facts or circumstances with respect to the director that would be in conflict with the NASDAQ listing standards regarding independence or that would otherwise compromise the director’s independence. This independence review is further supplemented by an annual questionnaire that directors are required to complete that contains a number of questions designed to ascertain the facts necessary to determine independence, as well as facts regarding any related party transactions. Based upon these reviews, the board of directors has determined that all directors are independent, other than Mr. Dennison, the current President and Chief

Executive Officer, and Mr. Ford, the former President and Chief Executive Officer. In making this determination, the board considered a number of specific relationships between directors and ASRV as follows:
•	Director Sargent operates an employment service that periodically provides ASRV with temporary employees. The board determined that the amount of fees paid by the company to the Sargent Group was not material to the company or the Sargent Group.

•	Director Pasquerilla owns the Holiday Inn Downtown, in Johnstown, Pennsylvania. ASRV periodically holds off-site meetings at the Holiday Inn, including the annual meeting. In addition, the Holiday Inn provides catering services to ASRV from time to time. The board determined that the amount paid by the company to the Holiday Inn was not material to the company or the Holiday Inn.

•	Director Kunkle is the owner of Laurel Holdings, Inc. Among other things, Laurel operates a company that provides janitorial services to ASRV. In 2006, ASRV paid Laurel the sum of approximately $250,000 for these services. The amount paid represents less than five percent of Laurel’s consolidated revenues. Accordingly, the board concluded that the existence of this relationship did not impair Mr. Kunkle’s independence.
Transactions With Related Parties
     Certain directors, nominees, and executive officers or their associates were customers of and had transactions with ASRV or its subsidiaries during 2006. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Except for the transaction described above between ASRV and Laurel Holdings, which is controlled by Director Kunkle, no director, executive officer or beneficial owner of more than five percent of ASRV’s outstanding voting securities (or any member of their immediate families) engaged in any transaction (other than such a loan transaction) with ASRV during 2006, or proposes to engage in any transaction with ASRV, in which the amount involved exceeds $120,000.
Review, Approval or Ratification of Transactions with Related Persons
     Our audit committee charter requires that the audit committee approve all related party transactions other than routine deposit relationships and loans that otherwise comply with federal regulations. ASRV also reviews the independence of directors semi-annually. During this process, related party transactions are disclosed to all board members.

OTHER MATTERS
     The board of directors knows of no other matters to be presented at the annual meeting. If, however, any other business should properly come before the annual meeting, or any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the persons named in the proxies.
SHAREHOLDER COMMUNICATIONS
     Shareholders and other interested parties who desire to communicate directly with our independent, non-management directors should submit communications in writing addressed to audit committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.
     Shareholders, employees and other interested parties who desire to express a concern relating to accounting or auditing matters should communicate directly with our audit committee in writing addressed to audit committee Chair, AmeriServ Financial, Inc., P.O. Box 430, Johnstown, Pennsylvania 15907-0430.
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
     Any shareholder desiring to present a proposal to be considered at the 2007 annual meeting of shareholders should submit the proposal in writing to: Chairman, AmeriServ Financial, Inc., Executive Offices, P.O. Box 430, Johnstown, Pennsylvania 15907-0430 no later than November 20, 2007.

By Order of the board of directors

Sharon M. Callihan
Corporate Secretary

March 19, 2007

PROXY
AMERISERV FINANCIAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
The undersigned shareholder(s) of AMERISERV FINANCIAL, INC., Johnstown, Pennsylvania do(es) hereby appoint Harry Morrow and Barry Gilchrist, or either one of them my (our) attorney(s) with full power of substitution, for me (us) and in my (our) name(s), to vote all the common stock of said Corporation standing in my (our) name(s) on its books on March 2, 2007, at the annual meeting of its Shareholders to be held at the Holiday Inn Downtown, Crown Ballroom, 250 Market Street, Johnstown, PA 15901-2996, on Tuesday, April 24, 2007, at 1:30 p.m., or any adjournment(s) thereof, as follows on the reverse side.
This will ratify and confirm all that said attorney(s) may do or cause to be done by virtue hereof. Said attorney(s) is (are) authorized to exercise all the power that I (we) would possess if present personally at said meeting or any adjournment(s) thereof. I (we) hereby revoke all proxies by me (us) heretofore given for any meeting of Shareholders of said Corporation.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE
Your vote is important. Please vote immediately.
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY TELEPHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AMERISERV FINANCIAL, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY, 11717
If you vote over the Internet or by telephone, please do not mail your card.
AMERISERV FINANCIAL, INC.
     IN ABSENCE OF A CONTRARY DIRECTION, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN FAVOR OF ITEM 1 AND IN THE BEST JUDGMENT OF THE PERSONS NAMED IN THIS PROXY WITH RESPECT TO ITEM 2.
1.	Election of Class III Directors for Terms Expiring 2010

Nominees:	(01) Daniel R. DeVos.
(02) James C. Dewar
(03) Bruce E. Duke, III, M.D.
(04) Craig G. Ford
(05) Kim W. Kunkle

For All	Withhold For All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

☐	☐	☐

2. Waiver of Director Age Restriction

For	Against	Abstain
☐	☐	☐
3	In their discretion, vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO EXERCISE.
Receipt is acknowledged of the Notice and Proxy Statement for said meeting, each dated March 19, 2007.
Please sign and return your proxy card promptly in the enclosed addressed envelope.
Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, etc., you should indicate your full title. If stock is in joint name(s), each joint owner should sign.
For address change, pleas check this box and write them on the back where indicated          ☐

Please indicate if you plan to attend this meeting	☐	☐

	Yes	No

Signature:

Date:

Signature:

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